Exhibit 99.1

For Immediate Release

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Mr. Jin Linxian, CEO	Mr. Crocker Coulson, President
Phone: +86 (535) 728-2397	Phone: (646) 213-1915
E-mail:jinlinxian@jiangbo.com	E-mail: crocker.coulson@ccgir.com
http://www.jiangbopharma.com	http://www.ccgirasia.com

Jiangbo Pharmaceuticals Announces Third Quarter Fiscal Year 2011 Results

— Conference call scheduled at 8:30 a.m. Eastern Time on Wednesday, May 25, 2011 —

Laiyang, China, May 24, 2011 – Jiangbo Pharmaceuticals, Inc. (Nasdaq: JGBO) (“Jiangbo” or the “Company”), a pharmaceutical company with its principal operations in the People's Republic of China, today announced its third quarter fiscal year 2011 financial results for the three and nine month periods ended March 31, 2011.

Third Quarter Fiscal Year 2011 Highlights

•	Revenue decreased 29.2% to $18.1 million from $25.6 million in the corresponding quarter ended March 31, 2010

•	Gross profit declined 35.3% to $12.0 million from $18.6 million in the corresponding quarter ended March 31, 2010

•	Operating income decreased 56.5% to $6.0 million from $13.7 million in the corresponding quarter ended March 31, 2010

•	Net income was $5.1 million, or $0.38 per basic share, for the quarter ended March 31, 2011, compared to $15.2 million, or $1.33 per basic share, for the quarter ended March 31, 2010

•
Excluding non-cash gains related to the change in fair value of derivative liabilities of $2.8 million, amortization of debt discount and debt issuance costs related to convertible debentures of $2.4 million, and unrealized loss on investments of $49,264, non-GAAP adjusted net income for diluted EPS was $0.8 million, or $0.05 per fully diluted share, for the three months ended March 31, 2011, compared to non-GAAP adjusted net loss for diluted EPS of $11.3 million, or a loss of $0.74 per fully diluted share, for the quarter ended March 31, 2010.

•
On January 4, 2011, the Company’s Hongrui factory was awarded with the Good Manufacturing Practices Certificate for Pharmaceutical Products (“GMP Certificate”) by China’s State Food and Drug Administration (“SFDA”). The GMP Certificate is valid until the end of 2015.

•
The Company appointed Marcum Bernstein & Pinchuk LLP as its new independent registered public accountants, effective March 30, 2011, replacing Frazer Frost, LLP, to begin providing services for the quarter ended March 31, 2011.

“Our fiscal third quarter 2011 revenue declined 29.2% on difficult comparisons to the same period last year, which benefitted from the release of pent-up demand caused by six weeks of downtime in late 2009 to complete Good Manufacture Practices recertification procedures at our main facility,” said Jiangbo's CEO, Mr. Linxian Jin. "While several of our top products continued to experience relatively weak sales during the quarter, we are actively evaluating strategic options to enhance the Company’s growth rate and build shareholder value.  This quarter we continued to generate robust cash flow from operations and ended the period with over $146 million in cash and cash equivalents, some of which we plan to deploy on strategic acquisitions, such as our previously announced planned purchase of Shandong Xinkangqi Medical Company, a regional wholesale drug distributor in Shandong Province," continued Mr.Jin.

Third Quarter Fiscal Year 2011 Results

Total revenue for the three months ended March 31, 2011 decreased 29.2% to $18.1 million from $25.6 million in the comparable quarter of 2010, primarily reflecting lower sales of Clarithromycin Sustained Release Tablets, Itopride Hydrochloride Granules, Radix Isatidis Dispersible Tablets, and Baobaole Chewable Tablets, partially offset by incremental sales of Felodipine Sustained Release Tablets, which were launched in September 2010, and higher sales of Ciproflocacin Hydrochloride Tablets. During the third quarter of fiscal year 2011, the Company resumed production at its Hongrui factory, resulting in modest revenue contribution from the sale of Laiyang Pear Cough Syrup and Cold and Cough Granules.

The Company’s total revenue in the third quarter of the prior fiscal year benefitted from the release of pent-up demand upon resumption of production at the Company’s main facility after a six week shutdown in the second quarter of fiscal year 2010 to complete the Good Manufacture Practice (“GMP”) recertification procedure.

For the three months ended March 31, 2011, Clarithromycin Sustained Release Tablets, Itopride Hydrochloride Granules, Radix Isatidis Dispersible Tablets, and Baobaole Chewable Tablets, accounted for approximately 43.7%, 24.4%, 14.9%, and 13.9% of the Company’s total revenue, respectively.

Gross profit in the third quarter of fiscal year 2011 was $12.0 million, a decrease of 35.3% from $18.6 million in the prior year’s corresponding period. Gross margin decreased to 66.5% from 72.7% in the prior year quarter, primarily due to an increase in raw material prices, particularly related to the Company’s Clarithromycin Sustained Release Tablets and Radix Isatidis Dispersible Tablets and also due to a greater portion of sales from products with lower profit margin in the Western Pharmaceutical Medicines product category.

Selling, general and administrative expenses totaled $5.8 million for the three months ended March 31, 2011, up 53.9% from $3.8 million in the three months ended March 31, 2010. Advertising, marketing and promotional expenses for the third quarter of fiscal 2011 decreased to $15,000 from $1.1 million in the year ago period, primarily because the Company eliminated advertising activities at the corporate level and implemented a strategy that significantly increased commission payout percentages to its sales representatives. Depreciation and amortization increased to $1.5 million from $492,000 in the three months ended March 31, 2010, mainly attributable to the amortization of land use rights for two parcels of land that were purchased in the prior fiscal year. Salaries, wages, commissions and related benefits increased 89.8% year-over-year to $3.7 million, primarily due to accrued compensation to directors and the Company’s decision to increase sales commission payouts to its sales representatives.

Research and development expenses totaled $0.2 million for the three months ended March 31, 2011, compared with $1.1 million for the three months ended March 31, 2010. The significant year-over-year decrease in research and development expense reflects the expiration, in September 2010, of the Company’s R&D cooperative agreement with Shandong University.

Income from operations during the third quarter of fiscal year 2011 was $6.0 million, a 56.5% decrease from $13.7 million during the three months ended March 31, 2010.

Other income was $0.6 million, primarily reflecting non-cash gains related to the change in fair value of derivative liabilities of $2.8 million, partially offset by interest expense of $2.5 million.

Net income for the three months ended March 31, 2011 was $5.1 million, compared to $15.2 million in the year ago quarter.  Basic earnings per share were $0.38, compared with $1.33 per basic share in the year ago period.  In the third quarter of fiscal 2011, the Company recorded diluted earnings per share of $0.22, compared to $0.02 in the same quarter last year.

Excluding non-cash gains related to the change in fair value of derivative liabilities of $2.8 million, amortization of debt discount and debt issuance costs related to convertible debentures of $2.4 million, and unrealized loss on investments of $49,264, non-GAAP adjusted net income for diluted EPS was $0.8 million, or $0.05 per fully diluted share, for the three months ended March 31, 2011, compared to non-GAAP adjusted net loss for diluted EPS of $11.3 million, or a loss of $0.74 per fully diluted share, for the quarter ended March 31, 2010.

(*) See the reconciliation table at the end of this press release for a reconciliation of net income and EPS to non-GAAP adjusted net income and EPS.

Nine Months Fiscal Year 2011 Results

Total revenue for the nine month period ended March 31, 2011, increased by 1.6% to $69.2 million, compared to $68.1 million for the nine month period ended March 31, 2010.  Gross profit decreased 2.7% to $48.9 million for the nine month period ended March 31, 2011 as compared to $50.2 million for the nine month period ended March 31, 2010. Gross profit margin was 70.6% for the first nine months of fiscal year 2011, versus 73.7% for the corresponding prior year period. Operating income was $33.5 million, unchanged compared to operating income in the comparable period of last year.  Net income during the nine months ended March 31, 2011, was $26.8 million, or $2.09 per basic share, compared to $22.7 million, or $2.07 per basic share, for the corresponding period in 2010. Diluted earnings per share were $1.76 per share, compared to $0.57 per diluted share in the year ago period. Excluding non-cash gains related to the change in fair value of derivative liabilities of $15.1 million, amortization of debt discount and debt issuance costs related to convertible debentures of $12.2 million, and unrealized loss on investments of $68,210, non-GAAP adjusted net income for diluted EPS was $11.7 million, or $0.77 per fully diluted share, for the nine months ended March 31, 2011, compared to non-GAAP adjusted net loss for diluted EPS of $4.9 million, or a loss of $0.32 per fully diluted share, for the nine months ended March 31, 2010.

Financial Condition

As of March 31, 2011, the Company had $146.9 million in cash and cash equivalents as compared to $108.6 million at the end of fiscal 2010. Working capital was $139.6 million as of March 31, 2011 as compared to $88.5 million at the end of fiscal 2010.  Shareholder’s equity totaled $184.7 million, as compared to $134.5 million at the end of fiscal 2010. The Company generated $36.0 million in cash flow from operating activities during the first nine months of fiscal 2011.

Business Outlook and Guidance

Several of the Company’s major products, including Clarithromycin Sustained Release Tablets, Itopride Hydrochloride Granules and Baobaole Chewable Tablets, have entered into mature stages of their product lifecycles.  Management expects future sales of Clarithromycin Sustained Release Tablets to remain relatively flat compared to current levels and future sales of Itopride Hydrochloride Granules and Baobaole Chewable Tablets to moderately decline compared to current levels. Management expects a continued increase in sales of Felodipine Sustained Release Tablets and incremental revenue from the re-launch of several traditional Chinese medicines at the Company’s Hongrui facility. Given management’s current business outlook, the Company reaffirms its guidance  of revenue between $94 million and $96 million for fiscal year 2011.

Subsequent Events

In April 2011, the Company through Laiyang Jiangbo Pharmaceutical Co., Ltd., a limited liability company organized under the laws of PRC and controlled by the Company through contractual arrangements, entered into a letter of intent with Shandong Xinkangqi Medical Company (“Xinkangqi”), a regional wholesale drug distributor in Shandong Province, pursuant to which Laiyang Jiangbo plans to acquire 100% of the outstanding equity of Xinkangqi. The Company plans to hire Marcum Bernstein & Pinchuk LLP, its current independent registered public accountants, to conduct  due diligence on Xinkangqi beginning in late May 2011.

Risk Disclosure

The Company became delinquent in the payment of principal on its November 2007 Debenture on March 1, 2011. To date, we have remained unable to make these payments. We were required to repay the then outstanding aggregate principal amount of the November 2007 Debentures, together with all accrued interest and penalties. To date, no formal event of default notice has been presented by the sole holder of the November 2007 Debentures and we are currently in discussions with the sole holder of the November 2007 Debenture to resolve the delinquent situation. However, the sole holder of the November 2007 Debentures may deliver an event of default notice to us at any time. In the event that an event of default notice is delivered to us, a cross-default will occur with respect to our May 2008 Notes and the majority holder of the May 2008 Notes will have the right to deliver an acceleration notice with respect to th May 2008 Notes. In such an event, we may be forced to seek protection under the United States Bankruptcy Code. In addition, on May 30, 2011, we will be required to repay the then outstanding aggregate principal amount of the May 2008 Notes, together with all accrued interest. There can be no assurance that we will be able to make the repayments on time. In the event that we are unable to repay the May 2008 Notes, when due, the majority holder of the May 2008 Notes may deliver an acceleration notice to the Company with respect to the May 2008 Notes. In the event that an acceleration notice is delivered to us, we may be forced to seek protection under the United States Bankruptcy Code.

Conference Call
Jiangbo Pharmaceuticals, Inc. management will host a conference call at 8:30 a.m. Eastern Time on Wednesday, May 25, 2011 to discuss financial results for the third quarter fiscal 2011 ended March 31, 2011.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 395-5819. International callers should dial +1 (706) 643-6986. The Conference ID for this call is 65647292.

If you are unable to participate on the live call, a replay will be available for 14 days starting on Wednesday, May 25, 2011 at 11:30 a.m. Eastern Time. To access the replay, dial (800) 642-1687, international callers dial +1 (706) 645-9291. The Conference ID is 65647292.

Use of Non-GAAP Adjusted Financial Information

This press release includes certain financial information, non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, which are not presented in accordance with GAAP. Non-GAAP adjusted net income was derived by taking net income and adjusting it with non-cash gains or losses related to the change in fair value from derivative liabilities and the amortization of debt discount and debt issuance costs related to convertible debentures. The Company's management believes that these non-GAAP adjusted measures provide investors with a better understanding of the Company's historical results from its core business operations. To supplement the Company's condensed consolidated financial statements presented on a non-GAAP adjusted basis, the Company has provided non-GAAP adjusted financial information, which is non-GAAP adjusted net income and non-GAAP adjusted earnings per share, excluding the impact of these items in this press release. The non-GAAP adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP adjusted financial information provided by the Company may also differ from non-GAAP adjusted information provided by other companies. A table at the end of this press release provides a reconciliation of the non-GAAP adjusted financial information to the nearest GAAP measure.

About Jiangbo Pharmaceuticals, Inc.

Jiangbo Pharmaceuticals, Inc. is engaged in the research, development, production, marketing and sales of pharmaceutical products in China. The Company’s operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong Province. Jiangbo produces both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. For additional information, please visit the Company’s website (www.jiangbopharma.com).

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

- Financial Statements Follow –

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2011	2010
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$146,886,471	$108,616,735
Restricted cash	10,383,600	11,135,880
Investments	46,094	168,858
Accounts receivable, net of allowance for doubtful accounts of $737,268 and $1,343,421as of March 31, 2011 and June 30, 2010, respectively	20,759,766	33,195,201
Inventories	2,896,877	2,200,614
Other receivables	64,387	13,241
Other receivable - related parties	251,955	324,060
Advances to suppliers	209,841	260,688
Financing costs	46,541	435,634
Total current assets	181,545,532	156,350,911

PLANT AND EQUIPMENT, NET	13,469,481	13,284,312

OTHER ASSETS:
Long term prepayments	30,470	110,725
Intangible assets, net	31,597,140	32,594,326
Total other assets	31,627,610	32,705,051
Total assets	$226,642,623	$202,340,274

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,302,424	$4,113,219
Short term bank loans	-	2,209,500
Notes payable	10,383,600	11,135,880
Other payables	658,454	677,464
Other payables - related parties	526,540	255,595
Accrued liabilities	2,128,719	8,110,399
Taxes payable	2,863,943	6,259,271
Refundable security deposits due to distributors	3,970,200	3,829,800
Liabilities assumed from reorganization	307,142	524,614
Derivative liabilities	1,218,616	18,497,227
Convertible debt, net of discount $1,833,267 and $13,669,752 as of March 31, 2011and June 30, 2010, respectively	15,546,733	12,210,248
Total current liabilities	41,906,371	67,823,217
Total liabilities	41,906,371	67,823,217

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Convertible preferred stock Series A ($0.001 par value; 20,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2011 and June 30, 2010)	-	-
Common stock ($0.001 par value, 22,500,000 shares authorized, 13,692,179 and 11,701,802 shares issued and outstanding as of March 31, 2011 and June 30, 2010, respectively)	13,692	11,702
Additional paid-in capital	47,706,099	30,846,915
Capital contribution receivable	(11,000)	(11,000)
Retained earnings	119,559,930	92,797,859
Statutory reserves	3,253,878	3,253,878
Accumulated other comprehensive income	14,213,653	7,617,703
Total shareholders' equity	184,736,252	134,517,057
Total liabilities and shareholders' equity	$226,642,623	$202,340,274

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
CONTINUIG OPERATIONS:
REVENUES	$18,109,343	$25,571,389	$69,199,820	$68,135,385
COST OF SALES	6,070,653	6,974,455	20,331,519	17,901,903

GROSS PROFIT	12,038,690	18,596,934	48,868,301	50,233,482

RESEARCH AND DEVELOPMENT EXPENSE	233,145	1,093,440	1,426,425	3,299,400
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,845,257	3,799,136	13,949,528	13,400,155

INCOME FROM OPERATIONS	5,960,288	13,704,358	33,492,348	33,533,927

OTHER INCOME(EXPENSE):
Change in fair value of derivative liabilities	2,754,749	11,624,079	15,078,239	13,490,071
Other income - related parties	83,672	80,652	247,748	241,956
Non-operating income(expense), net	338,540	(5,790)	392,443	(220,061)
Interest expense, net	(2,539,807)	(6,643,163)	(13,649,378)	(15,562,981)
Total other income (expense), net	637,154	5,055,778	2,069,052	(2,051,015)

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	6,597,442	18,760,136	35,561,400	31,482,912

PROVISION FOR INCOME TAXES	1,539,695	3,539,870	8,799,329	8,618,061

INCOME FROM CONTINUING OPERATIONS	5,057,747	15,220,266	26,762,071	22,864,851

DISCONTINUED OPERATIONS:
Loss from discontinued operations-net	-	36,000	-	200,769

NET INCOME	5,057,747	15,184,266	26,762,071	22,664,082

COMPREHENSIVE INCOME
Net income	5,057,747	15,184,266	26,762,071	22,664,082
Unrealized gainon available-for-sale securities	-	32,164	-	88,535
Foreign currency translation adjustment	1,177,397	509	6,595,950	197,393

COMPREHENSIVE INCOME	$6,235,144	$15,216,939	$33,358,021	$22,950,010

BASIC WEIGHTED AVERAGE NUMBER OF SHARES	13,486,711	11,419,991	12,818,593	10,965,346

BASIC EARNINGS PER SHARE	$0.38	$1.33	$2.09	$2.07

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	15,659,211	15,235,811	15,192,372	15,234,156

DILUTED EARNINGS PER SHARE	$0.22	$0.02	$1.76	$0.57

JIANGBO PHARMACEUTICALS, INC.  AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,762,071	$22,664,082
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	628,964	615,565
Amortization of intangible assets	2,155,483	1,194,331
Amortization of debt issuance costs	389,093	670,984
Amortization of debt discount	11,836,485	11,409,936
Loss from discontinued operations-net	-	200,769
Gain from issuance of shares in lieu of cash interest payment	(396,152)	318,936
Interest expense payment of shares in lieu of cash	-	4,457
Bad debt (recovery) expense	(644,458)	446,257
Realized loss on sale of marketable securities	3,241	406,346
Unrealized (gain) loss on investments	68,210	(270,339)
Change in fair value of derivative liabilities	(14,961,390)	(13,490,071)
Stock-based compensation	124,951	155,104
Gain on legal settlement settled on shares	(91,495)	-
Changes in operating assets and liabilities
Accounts receivable	14,068,839	(8,813,521)
Inventories	(605,309)	(86,604)
Other receivables	(25,267)	154,654
Other receivables- related parties	82,583	(241,956)
Advances to suppliers	58,967	(273,373)
Long term prepayments	82,906	-
Accounts payable	43,147	(3,926,015)
Customer deposit	-	(1,026,480)
Other payables	125,055	725,041
Other payables - related parties	265,247	712,114
Accrued liabilities	(185,326	3,338,191
Liabilities assumed from reorganization	(217,472)	(95,384)
Taxes payable	(3,564,035)	(6,308,625)
Net cash provided by operating activities	36,004,338	8,484,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	51,313	531,750
Purchase of equipment and building improvements	(114,454)	(76,977)
Purchase of land use right	-	(16,975,633)
Net cash used in investing activities	(63,141)	(16,520,860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	1,141,140	(4,186,572)
Payments for bank loans	(2,252,250)	(2,199,600)
Proceeds from bank loans	-	2,199,600
Proceeds from notes payable	17,781,889	19,173,180
Principal payments on notes payable	(18,923,029)	(14,986,608)
Net cash used in financing activities	(2,252,250)	-

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATE FLUCTUATION ON CASH AND CASH EQUIVALENTS	4,580,789	134,826

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,269,736	(7,901,635)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	108,616,735	104,366,117

CASH AND CASH EQUIVALENTS, END OF PERIOD	$146,886,471	$96,464,482

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$61,176	$393,111
Cash paid for income taxes	$11,808,802	$2,631,495

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for stock based compensation	$-	$20,000
Common stock issued to offset related party payable	$-	$20,000
Common stock issued for interest payment	$6,281,031	$673,929
Common stock issued for convertible notes conversion	$8,500,000	$7,610,000
Common stock issued for legal settlement	$150,975	$-
Derivative liability reclassified to equity upon conversion	$2,200,370	$6,287,408
Transfer of investments to settle liabilities assumed from reorganization	$-	1,133,807

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY GENESIS PHARMACEUTICALS ENTERPRISES, INC.)
RECONCILIATION OF NON-GAAP NET INCOME
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Net income for basic EPS - GAAP	$5,057,747	$15,184,266	$26,762,071	$22,664,082
Loss from discontinued operations	-	36,000	-	200,769
Unrealized loss (gain) on investments	49,264	(36,756)	68,210	(358,874)
Loss (gain) in change of fair value of derivative liabilities	(2,754,749)	(11,624,079)	(15,078,239)	(13,490,071)
Amortization of debt discount and issuance costs related to convertible debentures	2,377,406	4,060,332	12,193,461	12,080,922
Adjusted net income for basic EPS - non GAAP	$4,729,668	$7,619,763	$23,945,503	$21, 096,828

Net income (loss) for diluted EPS - GAAP	3,484,343	289,703	26,750,602	8,759,605
Loss from discontinued operations	-	36,000	-	200,769
Unrealized loss (gain) on investments	49,264	(36,756)	68,210	(358,874)
Loss (gain) in change of fair value of derivative liabilities	(2,754,749)	(11,624,079)	(15,078,239)	(13,490,071)
Adjusted net income (loss) for diluted EPS - non GAAP	778,858	(11,335,132)	11,740,573	(4,888,571)

Basic Weighted Average Number of Shares	13,486,711	11,419,991	12,818,593	10,965,346
Adjusted basic earnings per share – non GAAP	$0.35	$0.67	$1.87	$1.92

Diluted Weighted Average Number of Shares**	15,659,211	15,235,811	15,192,372	15,234,156
Adjusted diluted earnings per share - non GAAP	$0.05	$(0.74)	$0.77	$(0.32)

** Including outstanding options and warrants using treasury method of calculation plus the number of shares if converted from the convertible debt

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